Exhibit 99.2

CONSENT OF LEWIS & ELLIS, INC.

ACTUARIES & CONNSULTANTS

We consent to the inclusion in the Registration Statements on Form S-4 related to the merger of UTG, Inc. and Acap Corporation (“ACAP”) of our report dated June 14, 2011, with respect to the actuarial fairness opinion regarding the merger of UTG, Inc. and ACAP Corporation.

/s/ Gary L. Rose
Gary L. Rose, FSA, MAAA, CLU LEWIS & ELLIS, INC. 11225 College Blvd, Suite 320 Overland Park, KS 66210 (913) 491-3388 GRose@LewisEllis.com

September 6, 2011